Exhibit 99.1

EVERYWARE GLOBAL AMENDS CREDIT AGREEMENTS; ANNOUNCES EQUITY INVESTMENT BY MONOMOY

Lancaster, OH – July 30, 2014 – EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq:EVRY), announced today it amended its Term Loan Agreement and ABL Facility. The Company also announced that it entered into a Securities Purchase Agreement with Monomoy Capital Partners (“Monomoy”), whereby Monomoy agreed to invest $20 million in return for EveryWare’s Series A Senior Redeemable Preferred Stock with a liquidation preference of $21.2 million and warrants to purchase 4,438,005 shares of the Company’s common stock.

Sam Solomon, Chief Executive Officer of EveryWare Global stated, “We are pleased to amend our credit agreements and complete the Securities Purchase Agreement. These transactions solve our covenant and liquidity challenges. Now we can focus on taking care of our customers and improving our operations. We appreciate the continued support from our lenders, suppliers, employees, customers and Monomoy.”

The Term Loan Amendment provides for, among other things, a waiver of the events of default that occurred as a result of the Borrowers’ failure to comply with the consolidated leverage ratio and interest coverage ratio covenants for the fiscal quarters ended March 31, 2014 and June 30, 2014, revised financial covenants through the life of the term loan, a 50 basis point amendment fee and an increase in the term loan interest rate by 200 basis points (25 basis points payable in cash on a monthly basis and 175 basis points payable in kind on a quarterly basis). The Term Loan Amendment also provides that the financial covenants contained in the Term Loan will not be measured until March 31, 2015. In addition, the Term Loan Amendment provides for the issuance of warrants to purchase an aggregate of 2,958,670 shares of the Company’s common stock with an exercise price of $0.01 per share to the lenders under the Term Loan Agreement.

The ABL Amendment provides for, among other things, an increase in the maximum revolver amount available under the ABL Facility from $55 million to $60 million.

Specific terms of the transactions, can be found in the Form 8-K that the Company expects to file with the Securities and Exchange Commission on July 31, 2014.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

Forward Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “tentative”, “proposal”, “offers”, “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the projections of our future financial performance, our anticipated growth and trends in our businesses, covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

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